Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EDGEN GROUP INC.

A STOCK CORPORATION

ARTICLE I

NAME

1.1 The name of the corporation is Edgen Group Inc. (the “Corporation”).

ARTICLE II

DURATION

2.1 The Corporation shall have a perpetual existence. This document shall become effective when filed by the secretary of state.

ARTICLE III

PURPOSE

3.1 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

COMMON STOCK

4.1 The total number of shares of common stock that the Corporation shall have authority to issue is 100. All shares shall be Common Stock without par value and are to be of one class.

ARTICLE V

ACTION BY WRITTEN CONSENT

5.1 Any action required to, or that may, be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE VI

LIABILITY OF GOVERNING PERSON

6.1 No director, or officer of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty in their capacity as a director, or officer except that this ARTICLE VI shall not authorize the elimination or limitation of liability of a director or officer of the Corporation to the extent he or she is found liable for:

6.1.1 A breach of duty of loyalty to the Corporation or its stockholders;

6.1.2 An act or omission not in good faith that or that involves intentional misconduct or a knowing violation of the law;

6.1.3 A violation whereby liability is determined under Section 174 of the DGCL; or

6.1.4 Any transaction from which such person derived an improper personal benefit.

6.2 If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this ARTICLE VI, shall be limited to the fullest extent permitted by the amended DGCL.

6.3 All references in this ARTICLE VI to a director or officer shall also be deemed to refer to any other person or persons, if any, who, pursuant to this Certificate and the DGCL exercises or performs any of the power or duties otherwise conferred or imposed upon the directors of the Corporation by the DGCL.

6.4 Any repeal of or amendment to this ARTICLE VI shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

ARTICLE VII

REGISTERED OFFICE AND REGISTERED AGENT

7.1 The address of the Corporation’s registered office in Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801 and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE VIII

WRITTEN BALLOT

8.1 Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE IX

DIRECTORS

9.1 Except as otherwise provided in this Certificate, the number of directors of the Corporation shall be fixed from time to time by the bylaws of the Corporation or amendment thereof duly adopted by the board of directors or by the stockholders.

9.2 All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the board of directors of the Corporation, are hereby conferred upon the board of directors of the Corporation.

9.3 Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred herein and by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

ARTICLE X

AMENDMENTS

10.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and the Corporation’s bylaws, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.